CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statements of Additional Information, included in Post-Effective Amendment Number 54 to the Registration Statement (Form N-1A, No. 2-80859) of Touchstone Strategic Trust and to the use of our report dated May 11, 2004 on the March 31, 2004 financial statements of the Touchstone Strategic Trust, incorporated by reference therein.



                                               /s/ Ernst & Young LLP

Cincinnati, Ohio
July 29, 2004